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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS



Zions Bancorporation:


We consent to the incorporation by reference in Zions Bancorporation's (i) Registration Statement (Form S-3 No. 33-58801) and related Prospectus pertaining to the Zions Bancorporation Dividend Reinvestment and Common Stock Purchase Plan, (ii) Registration Statement (Form S-8 No. 33-58845) and related Prospectus pertaining to Zions Bancorporation Employee Stock Savings Plan, and (iii) Registration Statement (Form S-8 No. 33-58855) and related Prospectus pertaining to Zions Bancorporation Employee Investment Savings Plan, of our report dated January 26, 1998, relating to the consolidated balance sheets of Zions Bancorporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, retained earnings, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in this annual report on Form 10-K for the year ended December 31, 1997.

We also consent to the incorporation by reference in Zions Bancorporation's Registration Statement (Form S-8 No. 33-58845) of Zions Bancorporation Employee Stock Savings Plan of our report dated March 13, 1998, relating to the statements of net assets available for benefits of Zions Bancorporation Employee Stock Savings Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1997, which report appears in the annual report on Form 11-K for the year ended December 31, 1997, which is included as an exhibit in this annual report on Form 10-K.

We also consent to the incorporation by reference in Zions Bancorporation's Registration Statement (Form S-8 No. 33-58855) of Zions Bancorporation Employee Investment Savings Plan of our report dated March 13, 1998, relating to the statements of net assets available for benefits of Zions Bancorporation Employee Investment Savings Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1997, which report appears in the annual report on Form 11-K for the year ended December 31, 1997, which is included as an exhibit in this annual report on Form 10-K.




                                                KPMG Peat Marwick LLP


Salt Lake City, Utah
March 20, 1998